SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2014

Date of Report (Date of earliest event reported)

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UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431

(Commission File Number)

22-3282551

(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant issued a press release on April 25, 2014, announcing the election of Dr. Austin H. Kutscher, Jr. and Donald Souders, Jr. Esq. to the Registrant’s Board of Directors, the full test of which is filed as Exhibit 99.1 with thie Current Report on Form 8-K.  Dr. Austin H. Kutscher, Jr. and Donald Souders, Jr. Esq. previously served as members of the Board of Directors of Unity Bank, the Registrant’s wholly owned subsidiary.

Dr. Austin H. Kutscher, Jr. and Donald Souders, Jr. Esq. will serve on the Human Resources compensation committee of the Registrant’s Board of Directors.

There are no arrangements or understandings between Dr. Austin H. Kutscher, Jr. and Donald Souders, Jr. Esq. and any other persons pursuant to which they were selected as directors.  There are no material plans, contracts, or arrangements to which Dr. Austin H. Kutscher, Jr. and Donald Souders, Jr. Esq. are parties of or in which they participate that was entered into or materially amended in connection with their appointment to the Board, nor are there any grants or awards to Dr. Austin H. Kutscher, Jr. and Donald Souders, Jr. Esq., in connection with the same.

Dr. Austin H. Kutscher, Jr. and Donald Souders, Jr. Esq conduct banking transactions with Bank from time to time.  Each such transaction is made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release issued by Registrant on April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.

(Registrant)

Date: April 25, 2014

By: /s/     Alan J. Bedner

Alan J. Bedner

EVP and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

99.1	Press release issued by Registrant on April 25, 2014.